Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Procore Technologies, Inc. of our report dated February 26, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Procore Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 26, 2025